Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 2

Dated as of January 16, 2009

7.375% Notes due 2014

8.000% Notes due 2019

SUPPLEMENTAL INDENTURE NO. 2, dated as of January 16, 2009, between FedEx Corporation, a Delaware corporation (the “Company”), the Guarantors referred to in the Indenture below (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of August 8, 2006 (as amended or supplemented to date, the “Indenture”), to provide for the issuance by the Company from time to time, and the guarantee by the Guarantors, of the Company’s senior unsecured debt securities;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 1, dated as of August 8, 2006 (“Supplemental Indenture No. 1”);

WHEREAS, Section 9.01(b) of the Indenture permits execution of supplemental indentures without the consent of any Holders for the purpose of adding to the covenants of the Company or any Guarantor for the benefit of the Holders of less than all series of Securities so long as such supplemental indenture states that such covenant is expressly being included solely for the benefit of one or more particular series of Securities;

WHEREAS, Section 9.01(d) of the Indenture permits execution of supplemental indentures without the consent of any Holders for the purpose of changing any of the provisions of the Indenture in respect of one or more series of Securities; provided, however, that if such change shall adversely affect in any material respect the interests of Holders of Securities of any series, such change shall become effective with respect to such series only when no such Security of such series remains Outstanding;

WHEREAS, Section 9.01(j) of the Indenture permits execution of supplemental indentures for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture without the consent of any Holders;

WHEREAS, the entry into this Supplemental Indenture No. 2 by the parties hereto is authorized by the provisions of the Indenture;

WHEREAS, the Change of Control Repurchase Event (as defined herein) covenant, as set forth below, is expressly being included solely for the benefit of the 2009 Series Notes (as defined herein);

WHEREAS, there are currently Outstanding certain Securities issued under the Indenture pursuant to Supplemental Indenture No. 1 (the “2006 Series Notes”);

WHEREAS, the amendment to Section 7.04 of the Indenture, as set forth below, which modifies the terms of such Section 7.04 will not become effective with respect to the 2006 Series Notes until no such 2006 Series Notes remain Outstanding; and

WHEREAS, all things necessary to make such Securities, when executed by the Company and authenticated and delivered hereunder and under the Indenture, duly issued by the Company and to make this Supplemental Indenture No. 2 a valid and binding agreement of the Company and the Guarantors, in accordance with the terms hereof and thereof, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the 2009 Series Notes by the Holders, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of each series of the 2009 Series Notes, as follows:

ARTICLE 1

RELATION TO THE INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF GENERAL

APPLICATION

Section 1.01. Relation to the Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

Section 1.02. Definitions and Other Provisions of General Application. For all purposes of this Supplemental Indenture No. 2 unless otherwise specified herein:

(a) all terms defined in this Supplemental Indenture No. 2 which are used and not otherwise defined herein shall have the meanings they are given in the Indenture; and

(b) the provisions of general application stated in Section 1.01 of the Indenture shall apply to this Supplemental Indenture No. 2, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture No. 2 as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this Supplemental Indenture No. 2.

ARTICLE 2

THE SERIES OF NOTES

Section 2.01. Title. There shall be a series of Securities designated the 7.375% Notes due 2014 (the “2014 Notes”) and a series of Securities designated the 8.000% Notes due 2019 (the “2019 Notes” and, together with the 2014 Notes, the “2009 Series Notes”).

Section 2.02. Principal Amounts. The initial aggregate principal amount of the 2014 Notes that may be authenticated and delivered under this Supplemental Indenture No. 2 shall not exceed $250,000,000 and the initial aggregate principal amount of the 2019 Notes that may be authenticated and delivered under this Supplemental Indenture No. 2 shall not exceed $750,000,000 (except for 2009 Series Notes of each series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other 2009 Series Notes of such series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture and except for any 2009 Series Notes which pursuant to Section 3.03 of the Indenture are deemed never to have been authenticated and delivered hereunder).

Section 2.03. Maturity Dates. The entire outstanding principal of the 2014 Notes shall be payable on January 15, 2014, and the entire outstanding principal of the 2019 Notes shall be payable on January 15, 2019.

Section 2.04. Interest.

(a) The 2014 Notes will bear interest at the rate of 7.375% per annum. Interest on the 2014 Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2014 Notes will be payable semi-annually in arrears on January 15 and July 15, commencing July 15, 2009, and on the date of maturity, to the Persons in whose names the 2014 Notes are registered on the preceding January 1 and July 1 (whether or not that date is a Business Day), respectively.

(b) The 2019 Notes will bear interest at the rate of 8.000% per annum. Interest on the 2019 Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2019 Notes will be payable semi-annually in arrears on January 15 and July 15, commencing July 15, 2009, and on the date of maturity, to the Persons in whose names the 2019 Notes are registered on the preceding January 1 and July 1 (whether or not that date is a Business Day), respectively.

Section 2.05. Defeasance and Discharge; Covenant Defeasance. The provisions of Section 13.02 and Section 13.03 of the Indenture shall apply to each series of 2009 Series Notes.

Section 2.06. Optional Redemption.

(a) The Company will have the right, at its option, to redeem the 2014 Notes in whole or in part at any time, on at least 30 days’, but no more than 60 days’, prior written notice mailed to the Holders of the 2014 Notes to be redeemed. Upon redemption of such 2014 Notes, the Company will pay a redemption price as calculated by a Reference Treasury Dealer (as defined below) selected by the Company equal to the greater of:

(1)	100% of the principal amount of the 2014 Notes to be redeemed; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the 2014 Notes to be redeemed, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate described below plus fifty (50) basis points.

The redemption price will also include interest accrued to the date of redemption on the principal balance of the 2014 Notes being redeemed.

(b) The Company will have the right, at its option, to redeem the 2019 Notes in whole or in part at any time, on at least 30 days’, but no more than 60 days’, prior written notice mailed to the Holders of the 2019 Notes to be redeemed. Upon redemption of such 2019 Notes, the Company will pay a redemption price as calculated by a Reference Treasury Dealer selected by the Company equal to the greater of:

(1)	100% of the principal amount of the 2019 Notes to be redeemed; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the 2019 Notes to be redeemed, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate described below plus fifty (50) basis points.

The redemption price will also include interest accrued to the date of redemption on the principal balance of the 2019 Notes being redeemed.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer selected by the Company as having a maturity comparable to the remaining term of the 2014 Notes or 2019 Notes, as applicable, to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable 2009 Series Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee is provided fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their respective successors and any other primary treasury dealer the Company may select. If any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City, the Company must substitute another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the date of redemption.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 2009 Series Notes or portions of the 2009 Series Notes called for redemption.

Section 2.07. Form of Notes. Each series of the 2009 Series Notes shall be represented by one or more permanent global notes registered in the name of The Depository Trust Company or its nominee. The 2014 Notes shall be in the form of Exhibit A attached hereto and the 2019 Notes shall be in the form of Exhibit B attached hereto.

Section 2.08. Sinking Fund. The 2009 Series Notes shall not be subject to a sinking fund.

Section 2.09. Additional Amounts. The provisions of Section 10.06 of the Indenture shall not apply to the 2009 Series Notes.

ARTICLE 3

CHANGE OF CONTROL REPURCHASE EVENT

Section 3.01 Intended Beneficiary; Definitions.

(a) The provisions of this Article 3 shall be applicable only to, and are solely for the benefit of Holders of, each series of the 2009 Series Notes and to no other Security.

(b) For purposes of this Supplemental Indenture No. 2:

“Below Investment Grade Ratings Event” means, with respect to the 2009 Series Notes, on any day within the 60-day period (which period shall be extended so long as the rating of the 2009 Series Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control, or (2) the public announcement of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the 2009 Series Notes are rated below Investment Grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below

Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm, or inform the Trustee in writing at the Company’s request, that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (4) any underwriter temporarily holding Voting Stock of the Company pursuant to an offering of such Voting Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the 2009 Series Notes.

“Investment Grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the 2009 Series Notes or fails to make a rating of the 2009 Series Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 3.02 Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to the 2009 Series Notes, unless the Company has exercised its right to redeem the 2009 Series Notes pursuant to the redemption terms of each of the 2014 Notes or 2019 Notes, the Company will make an offer to each Holder of the 2009 Series Notes to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s 2009 Series Notes at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such 2009 Series Notes repurchased plus any accrued and unpaid interest on such 2009 Series Notes repurchased to, but not including, the Repurchase Date (defined below).

(b) Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Company will mail, or cause to be mailed, a notice to each Holder of the 2009 Series Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the 2009 Series Notes on the payment date specified in the notice (such offer the “Repurchase Offer” and such date the “Repurchase Date”), which Repurchase Date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

(c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2009 Series Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2009 Series Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2009 Series Notes by virtue of such conflict.

(d) On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(i) accept for payment all 2009 Series Notes or portions of 2009 Series Notes properly tendered pursuant to the Repurchase Offer;

(ii) deposit with the Trustee or with such Paying Agent as the Trustee may designate an amount equal to the aggregate Repurchase Price for all 2009 Series Notes or portions of 2009 Series Notes properly tendered;

(iii) deliver, or cause to be delivered, to the Trustee the 2009 Series Notes properly accepted for payment by the Company, together with an Officers’ Certificate stating the aggregate principal amount of 2009 Series Notes being repurchased by the Company pursuant to the Repurchase Offer; and

(iv) deliver, or cause to be delivered, to the Trustee, for authentication by the Trustee, any new 2014 Notes or 2019 Notes required to be issued pursuant to Section 3.02(e) below, duly executed by the Company.

(e) The Trustee will promptly mail, or cause the Paying Agent to promptly mail, to each Holder of 2009 Series Notes, or portions of 2009 Series Notes, properly tendered and accepted for payment by the Company the Repurchase Price for such 2009 Series Notes or portions of 2009 Series Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder a new 2014 Note or 2019 Note, as applicable, duly executed by the Company equal in principal amount to any unpurchased portion of any 2009 Series Notes surrendered, as applicable; provided that each such new 2009 Series Note will be in a principal amount equal to $2,000 or any integral multiple of $1,000 in excess thereof.

(f) The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all 2009 Series Notes or portions of 2009 Series Notes properly tendered and not withdrawn under its offer.

(g) The parties acknowledge that the Company may not have sufficient funds to repurchase all 2009 Series Notes or portions of 2009 Series Notes properly tendered upon a Change of Control Repurchase Event.

ARTICLE 4

AMENDMENT OF THE INDENTURE

Section 4.01 Amendment to Section 7.04 of the Indenture. Section 7.04 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Section 7.04. Reports by Company. The Company (and, as applicable, any Guarantor) shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (each, a “Required SEC Filing” and collectively, the “Required SEC Filings”) shall be filed with the Trustee within fifteen (15) days after the same is filed with the Commission; further provided that the Company’s obligation to so file each such Required SEC Filing with the Trustee shall not arise unless and until such Required SEC Filing has been filed with the Commission. Delivery of any such reports, information and documents by the Company (or any Guarantor) to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee acknowledges and agrees that materials transmitted electronically by the Company (or any Guarantor) to the Trustee shall be deemed filed with the Trustee for purposes of this Section 7.04.”

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.01. Supplemental Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

Section 5.02. Effectiveness. This Supplemental Indenture No. 2 shall take effect as of the date hereof.

Section 5.03. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.04 Separability Clause. In case any provision in this Supplemental Indenture No. 2 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby.

Section 5.05. Governing Law. This Supplemental Indenture No. 2 shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

Section 5.06 Execution by the Trustee. The Trustee has executed this Supplemental Indenture No. 2 only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals contained herein, which shall be taken as statements of the Company and the Guarantors, and the Trustee makes no representation and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture No. 2 or the execution hereof by any Person (other than the Trustee).

Section 5.07 Counterparts. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, all as of the day and year first above written.

FedEx Corporation,
Attest:		as Issuer

By:	/s/ Robert T. Molinet	By:	/s/ Burnetta B. Williams
Name:	Robert T. Molinet	Name:	Burnetta B. Williams
Title:	Assistant Secretary	Title:	Corporate Vice President and Treasurer

Federal Express Corporation,
Attest:			as Guarantor

By:	/s/ Robert T. Molinet		By:	/s/ Cathy D. Ross
	Name:	Robert T. Molinet		Name:	Cathy D. Ross
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Ground Package System, Inc.,
Attest:			as Guarantor

By:	/s/ Robert T. Molinet		By:	/s/ Gretchen G. Smarto
	Name:	Robert T. Molinet		Name:	Gretchen G. Smarto
	Title:	Secretary		Title:	Senior Vice President – Finance and Administration, Chief Financial Officer and Treasurer

FedEx Freight Corporation,
Attest:			as Guarantor

By:	/s/ Robert T. Molinet		By:	/s/ Donald C. Brown
	Name:	Robert T. Molinet		Name:	Donald C. Brown
	Title:	Secretary		Title:	Executive Vice President and Chief Financial Officer

FedEx Freight, Inc.,
Attest:			as Guarantor

By:	/s/ Robert T. Molinet		By:	/s/ Frank L. Conner
	Name:	Robert T. Molinet		Name:	Frank L. Conner
	Title:	Assistant Secretary		Title:	Vice President – Finance and Accounting and Treasurer

FedEx Corporate Services, Inc.,
Attest:			as Guarantor

By:	/s/ Robert T. Molinet		By:	/s/ James S. Hudson
	Name:	Robert T. Molinet		Name:	James S. Hudson
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Office and Print Services, Inc.,
Attest:			as Guarantor

By:	/s/ Robert T. Molinet		By:	/s/ Leslie M. Benners
	Name:	Robert T. Molinet		Name:	Leslie M. Benners
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Customer Information Services, Inc.,
Attest:			as Guarantor

By:	/s/ Robert T. Molinet		By:	/s/ James S. Hudson
	Name:	Robert T. Molinet		Name:	James S. Hudson
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

Federal Express Europe, Inc.,
Attest:			as Guarantor

By:	/s/ C. Edward Klank III		By:	/s/ Kenneth F. Koval
	Name:	C. Edward Klank III		Name:	Kenneth F. Koval
	Title:	Assistant Secretary		Title:	Vice President and Chief Financial Officer

Federal Express Holdings S.A.,
Attest:			as Guarantor

By:	/s/ C. Edward Klank III		By:	/s/ Juan N. Cento
	Name:	C. Edward Klank III		Name:	Juan N. Cento
	Title:	Assistant Secretary		Title:	Chairman of the Board,
President and Chief Executive Officer

Federal Express International, Inc.,
Attest:			as Guarantor

By:	/s/ C. Edward Klank III		By:	/s/ David J. Bronczek
	Name:	C. Edward Klank III		Name:	David J. Bronczek
	Title:	Assistant Secretary		Title:	Chairman of the Board and
Chief Executive Officer

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Van K. Brown
Name: Van K. Brown
Title: Vice President

Exhibit A

Form of 2014 Note

No. 1	CUSIP No. 31428XAQ9

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FEDEX CORPORATION

7.375% Notes due 2014

Guaranteed as to Payment of Principal and Interest

by the Guarantors named in the Indenture Referred to Below

FedEx Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to

Cede & Co.

c/o The Depository Trust Company

55 Water Street

New York, New York 10041

or registered assigns, the principal sum of US$250,000,000 on January 15, 2014 (the “Maturity Date”) and to pay interest thereon from January 16, 2009, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2009, and on the Maturity Date, at the rate of 7.375% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of August 8, 2006 between the Company, the Guarantors referred to in the Indenture and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.) as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 1 dated as of August 8, 2006, and as further supplemented by Supplemental Indenture No. 2 dated as of January 16, 2009 (“Supplemental Indenture No. 2”), between the Company, the Guarantors named therein and the Trustee (as so supplemented, the “Indenture”), be paid to the Person in whose name this Note is registered at the close of business on the “Regular Record Date” for such interest, which shall be the preceding January 1 and July 1 (whether or not a Business Day), respectively. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of and interest on any Notes of this series on behalf of the Company and having an office or agency in New York, New York and in such other cities, if any, as the Company may designate in writing to the Trustee (the “Place of Payment”) where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to Notes of this series may be served. The Company has initially appointed The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286, as such Paying Agent.

Interest payments on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date and on the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including January 16, 2009, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be.

2

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), principal or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in New York or Tennessee are obligated or authorized by law to close.

The principal and interest payable on this Note will be made by wire transfer of immediately available funds to the Holder hereof in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit pursuant to the Indenture or be valid or obligatory for any purpose.

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FEDEX CORPORATION

By:
Name: Burnetta B. Williams
Title: Corporate Vice President and Treasurer

Attest:

By:
Name: Robert T. Molinet
Title: Assistant Secretary

4

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

5

[REVERSE OF SECURITY]

FEDEX CORPORATION

7.375% Notes due 2014

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to US$250,000,000. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined herein have the meanings ascribed to such terms in the Indenture.

The Notes of this series are not subject to any sinking fund.

The Company will have the right, at its option, to redeem the Notes of this series in whole or in part at any time on at least 30 days’, but no more than 60 days’, prior written notice mailed to the registered address of each Holder of the Notes of this series to be redeemed. Upon redemption of such Notes, the Company will pay a redemption price as calculated by a Reference Treasury Dealer (as defined in Supplemental Indenture No. 2) selected by the Company equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of this series to be redeemed, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (as defined in Supplemental Indenture No. 2) plus fifty (50) basis points.

The redemption price will also include interest accrued to the date of redemption on the principal balance of the Notes of this series being redeemed.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes of this series called for redemption.

If a Change of Control Repurchase Event (as defined in Supplemental Indenture No. 2) occurs with respect to Notes of this series, unless the Company has exercised its right to redeem the affected Notes, the Company will make an offer, as provided in, and subject to the terms of, Supplemental Indenture No. 2, to each Holder of the Notes of this series to repurchase all or any part (equal to

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$2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

The Notes of this series are fully and unconditionally guaranteed as to the due and punctual payment of the principal and interest in respect thereof by the Guarantors as evidenced by their guarantees (the “Guarantees”) set forth hereon. The Guarantees are the direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series to be affected pursuant to the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of such Notes at the time Outstanding (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

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As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations equal to $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor thereto, either directly or through the Company or any Guarantor or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

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Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

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Exhibit B

Form of 2019 Note

No. 1	CUSIP No. 31428XAR7

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FEDEX CORPORATION

8.000% Notes due 2019

Guaranteed as to Payment of Principal and Interest

by the Guarantors named in the Indenture Referred to Below

FedEx Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to

Cede & Co.

c/o The Depository Trust Company

55 Water Street

New York, New York 10041

or registered assigns, the principal sum of US$750,000,000 on January 15, 2019 (the “Maturity Date”) and to pay interest thereon from January 16, 2009, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2009, and on the Maturity Date, at the rate of 8.000% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of August 8, 2006 between the Company, the Guarantors referred to in the Indenture and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.) as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 1 dated as of August 8, 2006, and as further supplemented by Supplemental Indenture No. 2 dated as of January 16, 2009 (“Supplemental Indenture No. 2”), between the Company, the Guarantors named therein and the Trustee (as so supplemented, the “Indenture”), be paid to the Person in whose name this Note is registered at the close of business on the “Regular Record Date” for such interest, which shall be the preceding January 1 and July 1 (whether or not a Business Day), respectively. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of and interest on any Notes of this series on behalf of the Company and having an office or agency in New York, New York and in such other cities, if any, as the Company may designate in writing to the Trustee (the “Place of Payment”) where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to Notes of this series may be served. The Company has initially appointed The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286, as such Paying Agent.

Interest payments on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date and on the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including January 16, 2009, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), principal or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on

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the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in New York or Tennessee are obligated or authorized by law to close.

The principal and interest payable on this Note will be made by wire transfer of immediately available funds to the Holder hereof in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit pursuant to the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FEDEX CORPORATION

By:
Name: Burnetta B. Williams
Title: Corporate Vice President and Treasurer

Attest:

By:
Name: Robert T. Molinet
Title: Assistant Secretary

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Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

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[REVERSE OF SECURITY]

FEDEX CORPORATION

8.000% Notes due 2019

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to US$750,000,000. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined herein have the meanings ascribed to such terms in the Indenture.

The Notes of this series are not subject to any sinking fund.

The Company will have the right, at its option, to redeem the Notes of this series in whole or in part at any time on at least 30 days’, but no more than 60 days’, prior written notice mailed to the registered address of each Holder of the Notes of this series to be redeemed. Upon redemption of such Notes, the Company will pay a redemption price as calculated by a Reference Treasury Dealer (as defined in Supplemental Indenture No. 2) selected by the Company equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of this series to be redeemed, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (as defined in Supplemental Indenture No. 2) plus fifty (50) basis points.

The redemption price will also include interest accrued to the date of redemption on the principal balance of the Notes of this series being redeemed.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes of this series called for redemption.

If a Change of Control Repurchase Event (as defined in Supplemental Indenture No. 2) occurs with respect to Notes of this series, unless the Company has exercised its right to redeem the affected Notes, the Company will make an offer, as provided in, and subject to the terms of, Supplemental Indenture No. 2, to each Holder of the Notes of this series to repurchase all or any part (equal to

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$2,000 and any integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

The Notes of this series are fully and unconditionally guaranteed as to the due and punctual payment of the principal and interest in respect thereof by the Guarantors as evidenced by their guarantees (the “Guarantees”) set forth hereon. The Guarantees are the direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series to be affected pursuant to the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of such Notes at the time Outstanding (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

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As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations equal to $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor thereto, either directly or through the Company or any Guarantor or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

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Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

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